UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 11, 2025

PALATIN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2025, Palatin Technologies, Inc. (the “Company”) entered into an At the Market Issuance Sales Agreement (the “Sales Agreement”), with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which the Company may, from time to time, offer and sell, through A.G.P., as a sales agent or principal, shares of the Company’s common stock, par value $0.01 per share (the “Shares”), having an aggregate offering price of up to approximately $6.0 million.

The Shares will be offered and sold by the Company pursuant to its previously filed and currently effective Registration Statement on Form S-3 (Reg. No. 333-262555) (the “Registration Statement”). The Shares may only be offered and sold by means of a prospectus, including a prospectus supplement, dated February 11, 2025, filed by the Company with the SEC, forming part of the effective Registration Statement. Sales of the common stock, if any, will be made at market prices by methods deemed to be an “at-the market-offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on the NYSE American, on any other existing trading market for the common stock, or to or through a market maker other than on an exchange. Sales of the Shares, if any, will be made in accordance with the terms of the Sales Agreement and applicable Placement Notices delivered by the Company to A.G.P. from time to time.

We are obligated to pay A.G.P. a commission rate of up to 3.0% of the gross proceeds from the sales of common stock sold pursuant to the terms of the Sales Agreement. The Sales Agreement also contains, among other things, customary representations, warranties and covenants by the Company and indemnification obligations of the Company and A.G.P. as well as certain termination rights for both the Company and A.G.P. The Company has no obligation to sell any Shares under the Sales Agreement, and may at any time suspend solicitation and offers under the Sales Agreement. The Sales Agreement may be terminated by either the Company or A.G.P. upon notice, or under certain circumstances, including a material adverse change affecting the Company or market conditions impacting the ability to sell shares. The offering will also terminate upon the expiration of the Registration Statement or the sale of all shares covered by the Sales Agreement. Certain provisions, including those related to expenses and indemnification, will survive termination.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full Sales Agreement. A copy of the Sales Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the shares that will be issued pursuant to the Sales Agreement under the prospectus supplement filed on February 11 2025, is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell the Shares or a solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

1.1	Sales Agreement, dated as of February 11, 2025, by and between Palatin Technologies, Inc. and A.G.P./Alliance Global Partners.

5.1	Opinion of Thompson Hine LLP, dated February 11, 2025.

23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1 above).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: February 11, 2025	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial Officer and Chief Operating Officer

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